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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   April 24, 1996
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                     Mountasia Entertainment International
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             (Exact name of registrant as specified in its charter)


         Georgia                  0-22458                        58-1949379
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(State or other           (Commission File Number)           (IRS Employer
  jurisdiction of                                                 Identification
  incorporation)                                                  Number)


 5895 Windward Parkway, Suite 220, Alpharetta, Georgia      30202-4182
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (770) 442-6640
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ITEM 5.          OTHER EVENTS.

         On April 24, 1996, the Board of Directors of Mountasia Entertainment International, Inc. (the "Company") declared a dividend distribution of one common stock purchase right (the "Rights") for each outstanding share of common stock, no par value per share (the "Common Shares"), of the Company, to shareholders of record at the close of business on May 6, 1996 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one Common Share (or in certain circumstances, cash, property or other securities of the Company) at a purchase price of $12.50, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, the Rights Agent. Capitalized terms used but not otherwise defined herein shall have the meaning given such terms in the Rights Agreement.

         Initially, the Rights will be evidenced by the certificates representing Common Shares then outstanding, no separate Right Certificates will be distributed and the Rights will not be tradeable separate from the Common Shares. The Rights will become exercisable and will separate from the Common Shares upon the earlier of (i) ten calendar days after a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Common Shares (the "Shares Acquisition Date") or (ii) ten business days (or a later date as determined by the Board of Directors or, if there has been an Adverse Change of Control, by a majority of the Continuing Directors (as such terms are herein defined)) after the commencement of, or first public announcement of an intention to commence, a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date").

         Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after the Record Date will contain in accordance with the Rights Agreement a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 24, 2006, unless earlier redeemed or exchanged by the Company as described below.

         As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and thereafter, the separate Right Certificates alone will represent the Rights. Except as otherwise provided by the Rights Agreement or determined by the Board of Directors, only Common Shares issued prior to the Distribution Date will be issued with Rights.





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         In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding the foregoing, following the occurrence of such an event or any other Triggering Event (as defined below), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

         After the Shares Acquisition Date, in the event that (i) the Company consolidates, or merges with, any other person, and the Company is not the surviving corporation, (ii) any person engages in a share exchange, consolidation or merger with the Company where the outstanding Common Shares of the Company are exchanged for securities, cash or property of the other person and the Company is the surviving corporation, or (iii) 50% or more of the Company's assets or earning power is sold or transferred, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right. The events set forth in this paragraph and the preceding paragraph are referred to as the "Triggering Events."

         The Purchase Price payable, and the number of Common Shares or other securities, cash or property issuable, upon exercise of the Rights are subject to customary adjustments from time to time to prevent dilution in the event of certain changes in the shares of the Company. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to an increase or decrease of at least 1% in the Purchase Price. The Company may determine not to issue fractional Rights or shares, and in lieu thereof, an adjustment in cash will be made based on the market value of the Rights or shares on the last trading date prior to the date of exercise.

         In general, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (subject to adjustment), at any time before the close of business on the tenth calendar day following the Shares Acquisition Date; provided, however, that if the authorization to redeem the Rights occurs on or after the date of a change in a majority of the Board of Directors of the Company as a result of a proxy or consent solicitation and a person who was a participant in such solicitation has stated that such person (or any of its Affiliates or Associates) has taken or intends to take or may consider taking actions that would result in such person becoming an Acquiring Person or cause the occurrence of a Triggering Event (the existence of these circumstances being an "Adverse Change of Control"), then the redemption of the Rights will require the approval of a majority of the Continuing Directors. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

         "Continuing Director" means (i) any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the Record Date, or (ii) any





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person who subsequently becomes a member of the Board who, while such person is a member of the Board, is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

     At any time after any person becomes an Acquiring Person and prior to the acquisition by any person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the then outstanding and exercisable Rights (other than Rights owned by an Acquiring Person, which will have become null and void), in whole or in part, for Common Shares, each Right being exchangeable for one Common Share, subject to adjustment.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the earliest of (i) the Distribution Date,
(ii) a Triggering Event or (iii) an Adverse Change of Control. After the first to occur of such events, the provisions of the Rights Agreement may be amended with the approval of a majority of the Continuing Directors in order (x) to make changes that do not adversely affect the interests of holders of the Rights (other than the interests of any Acquiring Person), (y) to cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with other provisions contained in the Rights Agreement, or (z) to shorten or lengthen any time period under the Rights Agreement, but after (i) the Distribution Date, (ii) a Triggering Event or (iii) an Adverse Change of Control, no time period relating to redemption of the Rights may be lengthened so as to make the Rights redeemable at a time at which the Rights had not then been redeemable and no other time period may be lengthened unless for the purpose of protecting, enhancing or clarifying the rights or benefits of holders of the Rights,

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the rights plan helps ensure that the Company's shareholders receive fair and equal treatment in the event of any proposed takeover of the Company. The adoption of the plan is not in response to any specific takeover threat or proposal, but is a precaution taken to protect the rights of the Company's shareholders.

     A conformed copy of the Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights (which includes as Exhibit A the form of Right Certificate), the form of press release announcing the declaration of the Rights and the letter to the Company's shareholders regarding the adoption of the Rights Plan are attached hereto as Exhibits 1, 2 and 3, respectively, and are incorporated herein by reference. The foregoing description

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of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibits.








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ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

Exhibit 1 Form of Rights Agreement dated as of April 24, 1996 between Mountasia Entertainment International, Inc. and Continental Stock Transfer & Trust Company, including Form of Right Certificate (Exhibit A) and Summary of Rights to Purchase Common Stock (Exhibit B)

Exhibit 2      Press Release dated April 25, 1996

Exhibit 3      Draft Letter to Shareholders dated May 6, 1996










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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.



                                   By: /s/ L. Scott Demerau
                                       ---------------------------------
                                       Name:  L. Scott Demerau
                                       Title: Chairman of the Board,
                                              Chief Executive Officer
                                              and President

Date:  May 6, 1996



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                                 EXHIBIT INDEX

                                                                 Sequential
Exhibit No.                      Exhibit Description              Page No.
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

   1           Form of Rights Agreement dated as of April
               24, 1995 between Mountasia Entertainment
               International, Inc. and Continental Stock
               Transfer & Trust Company, including Form of Right Certificate (Exhibit A) and
               Summary of Rights to Purchase Common
               Stock (Exhibit B)

   2           Press Release dated April 5, 1996

   3           Proposed Letter to Shareholders dated May
               6, 1996







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